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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 22, 2002 covering the financial statements of Dorsal Networks, Inc. as of December 31, 2001 and 2000, and to all references to our Firm included in or made a part of this registration statement.

                                             /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
March 19, 2002